                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 18, 2002




                         HARVEST NATURAL RESOURCES, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                    1-10762                  77-0196707
 (State or other jurisdiction        (Commission              (IRS Employer
       of incorporation)             File Number)           Identification No.)


                      15835 Park Ten Place Drive, Suite 115
                              Houston, Texas 77084
          (Address, including zip code, of principal executive offices)


                                 (281) 579-6700
              (Registrant's telephone number, including area code)

                                 Not applicable
          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On September 18, 2002, Harvest Natural Resources, Inc. (the "Company") issued a press release announcing the approval of the board of directors for the Company to purchase up to one million shares of the Company's common stock in open market transactions from time to time.

         On September 23, 2002, the Company issued a press release announcing information relating to the signing of a contract for the sale of natural gas by Benton-Vinncler, C.A., an 80% owned subsidiary of the Company, to PDVSA, the Venezuela State Oil Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  EXHIBITS.

          99.1 Press Release dated September 18, 2002, announcing the approval of the board of directors for the Company to purchase up to one million shares of its common stock in open market transactions from time to time.

          99.2 Press Release dated September 23, 2002, announcing information relating to the signing of a contract for the sale of natural gas by Benton-Vinncler, C.A., an 80% owned subsidiary of the Company, to PDVSA, the Venezuela State Oil Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HARVEST NATURAL RESOURCES, INC.


                                       By:  /s/ Kerry R. Brittain
                                       -----------------------------------------
                                            Kerry R. Brittain
                                            Vice President, General Counsel and
Date: September 25, 2002                    Corporate Secretary



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                                INDEX TO EXHIBITS

Item
Number     Exhibit
------     -------
99.1       Press Release dated September 18, 2002, announcing the approval of the board of directors for the
           Company to purchase up to one million shares of its common stock in open market transactions from time to time.

99.2       Press Release dated September 23, 2002, announcing information relating to the signing of a contract for the sale of natural gas by Benton-Vinncler, C.A., an 80% owned subsidiary of the
           Company, to PDVSA, the Venezuela State Oil Company.

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